Exhibit 4.3

FORM OF

CENTRAL FEDERAL CORPORATION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the ___ day of ________, 2014, by and among Central Federal Corporation, a Delaware corporation (the “Company”), and each of the investors executing this Agreement by means of a counterpart signature page (each an “Investor” and, collectively, the “Investors”).

RECITALS

WHEREAS, each of the Investors has subscribed to purchase shares of 6.25% Non-Cumulative Convertible Perpetual Preferred Stock, $0.01 par value per share, of the Company (the “Series B Preferred Stock”), which shares are being offered in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and state securities laws;

WHEREAS, upon the Company’s acceptance of an Investor’s Subscription Agreement for Series B Preferred Stock of Central Federal Corporation, such Investor  will receive a warrant entitling the Investor to subscribe for and purchase a certain number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) pursuant to the terms and provisions of that certain Warrant to Purchase Common Stock of Central Federal Corporation (the “Warrant”).  The number of shares of Common Stock which each Investor is entitled to acquire pursuant to the terms and provisions of the Warrant is set forth opposite the name of each Investor on their counterpart signature page to this Agreement; and

WHEREAS, in order to induce the Investors to purchase the Series B Preferred Stock and exercise the Warrants, the Company has agreed to provide the Investors with the registration rights set forth in this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.Registration Rights.

(a)Registration.  (i) Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as practicable after the Closing Sales Price exceeds the exercise price of the Warrants, as adjusted and then in effect, for at least 20 Trading Days in a period of 30 consecutive Trading Days, including the last Trading Day of such period (and in any event no later than 30 days after the last such Trading Day), the Company shall prepare and file with the United States Securities and Exchange Commission (the “SEC”) a shelf registration on an appropriate form under Rule 415 promulgated under the Act (a “Shelf Registration Statement”) covering all Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). Notwithstanding the foregoing, if at the time a Shelf Registration Statement is required to be filed by the Company hereunder, the Company is not eligible to file a registration statement on Form S-3, then the Company shall not be obligated to file such Shelf Registration Statement.

(ii)The Company shall not be required to effect the Shelf Registration Statement (A) with respect to securities that are not Registrable Securities; or (B) if the Company has notified the Holders that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company or its securityholders for such registration to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than 45 days; provided that such right to delay a registration shall be exercised by the Company only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights.

(iii)If during any period when an effective Shelf Registration Statement is not available, the Company proposes to register any of its equity securities, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Holders of its intention to effect such a registration (but in no event less than 10 days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriters, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 1(a)(iii) prior to the effectiveness of such registration, whether or not any Holders have elected to include Registrable Securities in such registration.

(iv)If the registration referred to in Section 1(a)(iii) is proposed to be underwritten, the Company will so advise the Holders as a part of the written notice given pursuant to Section 1(a)(iii). In such event, the right of each Holder to register such Holder’s Registrable Securities will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting, if such securities are of the same class of securities as the securities to be offered in the underwritten offering, and each such Holder will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; if any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company and the managing underwriters.

(v)If a Piggyback Registration under Section 1(a)(iii) involves an underwritten offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (A) first, the securities the Company proposes to sell, (B) then the Registrable Securities of the Holders who have requested inclusion of Registrable Securities pursuant to Section 1(a)(iii), pro rata on the basis of the aggregate number of such shares owned by each such Holder and (C) lastly, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(b)Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

(c)Obligations of the Company.  The Company shall use its reasonable best efforts, for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Act). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(i) prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to Section 1(d), keep such registration statement effective and keep such prospectus supplement current until the securities described therein are no longer Registrable Securities;

(ii) prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(iii) furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them;

(iv) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(v) notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(vi) give written notice to the Holders:
(A)

when any registration statement filed pursuant to Section 1(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and when such registration statement or any post-effective amendment thereto has become effective;

(B)	of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C)	of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;
(D)

of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of its securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(E)

of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(F)	if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated under this Agreement cease to be true and correct;

(vii) use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 1(c)(vi)(C) at the earliest practicable time;

(viii) upon the occurrence of any event contemplated by Section 1(c)(v) or 1(c)(vi)(E), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 1(c)(vi)(E) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holders’ or underwriters’ possession. The Company shall use its reasonable best efforts such that the total number of days that any such suspension may be in effect shall not exceed 30 days;

(ix) use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s);

(x) make available for inspection by Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with a Shelf Registration Statement;

(xi) use reasonable best efforts to cause all such Registrable Securities to be listed on each national securities exchange, if any, on which similar securities issued by the Company are then listed; and

(xii) if requested by Holders of a majority of the Registrable Securities being registered or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as such Holders or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(d)Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The Company shall use its reasonable best efforts such that the total number of days that any such suspension may be in effect shall not exceed 30 days.

(e)Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder shall not be available unless such securities are Registrable Securities.

(f)Furnishing Information.

(i) No Holder shall use any free writing prospectus (as defined in Rule 405 promulgated under the Act) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(ii)It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1(c) that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(g)Indemnification.  If any Registrable Securities are included in a registration statement under this Section 1:

(i) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, the partners, members, officers, directors, and stockholders of each such Holder, and any Person who controls such Holder within the meaning of the Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder or controlling Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1(g)(i) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder or controlling Person expressly for use in connection with such registration.

(ii) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any) who controls the Company within the meaning of the Act, any other Holder selling securities in such registration statement, and any controlling Person of any such other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1(g)(ii) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of such selling Holder, which consent shall not be unreasonably withheld.

(iii) Promptly after receipt by an indemnified party under this Section 1(g) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1(g), give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall only relieve such indemnifying party of any liability to the indemnified party under this Section 1(g) to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1(g).

(iv) To provide for just and equitable contribution to joint liability under the Act in any case in which either (A) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 1(g) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 1(g) provides for indemnification in such case, or (B) contribution under the Act may be required on the part of any party hereto for which indemnification is provided under this Section 1(g), then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten offering contemplated hereunder are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. Further, unless otherwise superseded by such an underwriting agreement, the obligations of the Company and the Holders under this Section 1(g) shall survive the completion of any offering of Registrable Securities in a registration under this Section 1, and otherwise shall survive the termination of this Agreement.

(h)Reports Under Exchange Act. With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under this Act or any similar or analogous rule promulgated under the Act;

(ii) (A) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and (B) if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A promulgated under the Act (including the information required by Rule 144A(d)(4) under the Act); and

(iii) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Act, and with the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities to the public without registration.

(i)Definitions.  As used in this Section 1, the following terms shall have the following respective meanings:

1. “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person.

2. “Closing Sales Price” means, with respect to a particular day, the closing sale price per share of Common Stock or, if no closing sale price is reported, the last reported sale price per share of Common Stock on such day on the NASDAQ Capital Market or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors of the Company to be the fair value of a share of Common Stock.

3. “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405 promulgated under the Act) prepared by the Company or authorized by it in writing for use by a Holder (or any amendment or supplement thereto); (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Act, the Exchange Act, or any state securities law.

4. “Holder” means any Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been lawfully assigned or transferred.
5. “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

6.  “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement in compliance with the Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

7. “Registrable Securities” means any equity securities issued or issuable directly or indirectly by way of exercise of the Warrants; provided that, once issued, such securities will not be Registrable Securities when (A) they are sold pursuant to an effective registration statement under the Act, (B) they are sold pursuant to Rule 144, (C) they shall have ceased to be outstanding or (D) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

8. “Registration Expenses” mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under Section 1 of this Agreement, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of Holders’ counsel (if any), and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

9. “Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ counsel, if any, included in Registration Expenses).

10. “Trading Day” means any day on which the NASDAQ Stock Market (or such other successor national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation) is open for the transaction of business.

(j)Forfeiture.  At any time, any Holder of Registrable Securities may elect to forfeit such Holder’s rights set forth in this Sections 1 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Sections 1(a)(iii) through (v) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the Holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 1(f) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting such Holder’s rights pursuant to this Section 1(j), any underwritten offering of Registrable Securities in which such Holder has advised the Company of the Holder’s intent to register such Holder’s Registrable Securities pursuant to Section 1(a)(iii) prior to the date of such Holder’s forfeiture.

(k)Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations under this Section 1 and that the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Holders, in addition to any other remedy to which they may be entitled at law or in equity, to the fullest extent permitted and enforceable under applicable law shall be entitled to compel specific performance of the obligations of the Company under this Section 1 in accordance with the terms and conditions of this Section 1.

(l)Additional Stockholders.  In connection with the issuance of any additional Warrants to any Person, the Company may, without the consent of any Holder, permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of a Holder under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such Person shall for all purposes be a “Holder of Registrable Securities” under this Agreement with respect to such equity securities.

2.Miscellaneous.

(a) No Inconsistent Agreements.  The Company shall not enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement.

(b) Remedies.  Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law.

(c) Amendments and Waivers.  Except as otherwise provided in this Agreement or on Schedule A hereto, no modification, amendment, or waiver of any provision of this Agreement shall be effective against the Company or the Holders unless such modification, amendment, or waiver is approved in writing by the Company and by the Holders of a majority of the Registrable Securities then in existence.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach of any covenant, duty, agreement, or condition of this Agreement shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

(d) Successors and Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties shall bind and inure to the benefit of the respective lawful successors and assigns of the parties whether so expressed or not.  In addition, whether or not any express assignment has been made, the provisions of this Agreement that are for the benefit of Holders are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities who has been lawfully assigned such Registrable Securities.  Notwithstanding the foregoing, in order to obtain the benefit of this Agreement, any subsequent holder of Registrable Securities must execute a counterpart to this Agreement, agreeing to be bound by the terms of this Agreement.

(e) Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(f) Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(h) Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.  Any dispute arising under this Agreement shall be subject to the exclusive jurisdiction and venue of courts located in Franklin County, Ohio.  To the maximum extent permitted by applicable law, each party to this Agreement expressly and irrevocably consents to the personal jurisdiction and venue of such courts and waives any objections such party may have based on improper venue or forum non conveniens to the conduct of any such proceeding in any such court.

(i) Notices.  All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), sent by facsimile or email (with copy to follow by regular mail), or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands, and other communications shall be sent to each Holder at such address as indicated by the Company’s records and to the Company at the address of its corporate headquarters or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(j) Entire Agreement.  Except as otherwise expressly set forth in this Agreement, this Agreement embodies the complete agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.

(k) Statutes, Rules, Regulations and Forms.  Except as otherwise expressly set forth in this Agreement, all references to any statute, rule, regulation or form (including in the definition thereof) are to such statute, rule, regulation or form as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute), and all references to any section of any statute, rule, regulation or form include any successor to such section.

(l) Termination.  This Agreement and the rights and obligations of the parties hereto shall terminate upon the earlier of (i) such date on which there are no remaining Registrable Securities or (ii) April 15, 2020; provided, however, the rights and obligations of the parties set forth in Sections 1(g), and Sections 2(b) through 2(k), inclusive, shall survive the termination of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

Number of Shares of Common Stock Subject to this Registration Rights Agreement1:___________

COMPANY:
CENTRAL FEDERAL CORPORATION

By________________________________
Its:_______________________________

INVESTORS:

[FOR INDIVIDUAL INVESTORS]

Printed Name of Investor	Printed Name of Investor

Signature of Investor	Signature of Investor

[FOR ENTITIES AND ORGANIZATIONS]

Printed Name of Entity or Organization

By:
Signature of Authorized Representative

Printed Name and Title of Authorized Representative

_______________________________

1Such number may be adjusted pursuant to the terms of the Warrants and, in such event, the Company shall amend this Schedule A accordingly (without needing to obtain the approval of any Holder).